Exhibit    23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated March __, 2012 relating to the financial statements of Sight Science Limited as of and for the year ended June 30, 2011, which appear in this Current Report on Form 8-K/A of Vycor Medical, Inc.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
March 20, 2012